                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       ARCH COMMUNICATIONS GROUP, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                        ARCH COMMUNICATIONS GROUP, INC.

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Arch Communications Group, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 18, 1999, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 (the "Meeting"), for the purpose of considering and voting upon the following matters:

        1.  To elect two directors of the Company.

        2. To approve amendments to the Company's Non-Employee Directors' Stock Option Plan (a) increasing the number of shares of Common Stock issuable under such plan from 80,200 to 140,200 and (b) providing that all options granted under such plan after May 18, 1999 shall become fully exercisable on the date of grant, as more fully described in the accompanying Proxy Statement.

        3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1999.

        4. To transact such other business as may properly come before the Meeting.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournments thereof.

     The Board of Directors has fixed the close of business on Wednesday, April 7, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. The list of the Company's stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the principal executive offices of the Company, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and at the place of the Meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                          By order of the Board of Directors,

                                          GARRY B. WATZKE, Secretary

April 16, 1999
Westborough, Massachusetts

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                        ARCH COMMUNICATIONS GROUP, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arch Communications Group, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on Tuesday, May 18, 1999, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder affirmatively revokes the Proxy.

     On April 7, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 21,215,583 shares of Common Stock, $.01 par value per share ("Common Stock") and 250,000 shares of Series C Convertible Preferred Stock, $.01 par value per share ("Series C Preferred Stock") of the Company. Each share of Common Stock entitles the record holder thereof to one vote, and each share of Series C Preferred Stock currently entitles the record holder thereof to 19.33 votes on each matter to be voted on at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 16, 1999. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, 1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MASSACHUSETTS 01581, ATTENTION: INVESTOR RELATIONS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of April 7, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below and (iv) all current directors and executive officers of the Company as a group.

     On January 26, 1999, the Company's stockholders approved a reverse stock split of the Company's Common Stock described in the Company's Proxy Statement/Prospectus dated December 18, 1998. The information relating to the Company's Common Stock set forth in the table below and elsewhere in this Proxy Statement does not reflect the implementation of the reverse stock split. The Company intends to implement the reverse stock split of its Common Stock in conjunction with the proposed acquisition of MobileMedia Communications, Inc. ("MobileMedia"). The size of the reverse stock split, which will depend on the market price of the Company's Common Stock on the Nasdaq National Market prior to the split, will be announced prior to June 30, 1999. For more information on the acquisition of MobileMedia, see "Proposed Acquisition of MobileMedia".

                                                      NUMBER OF
                        NAME                          SHARES(1)    PERCENTAGE(2)
                        ----                          ---------    -------------
Sandler Capital Management(3).......................  4,840,564        18.6%
Memorial Drive Trust(4).............................  1,947,990         7.5
State of Wisconsin Investment Board(5)..............  1,808,300         6.9
Salomon Smith Barney Holdings, Inc.(6)..............  1,801,840         6.9
Goldman, Sachs & Co.(7).............................  1,573,400         6.0
Dimensional Fund Advisors Inc.(8)...................  1,367,900         5.3
C. Edward Baker, Jr.................................    280,337         1.1
Lyndon R. Daniels...................................     47,000           *
John B. Saynor......................................    207,859         0.8
J. Roy Pottle.......................................     22,500           *
Paul H. Kuzia.......................................     37,772           *
R. Schorr Berman(9).................................  1,981,740         7.6
James S. Hughes.....................................     85,337           *
John Kornreich(10)..................................  5,080,399        19.5
Allan L. Rayfield...................................      4,750           *
John A. Shane(11)...................................     35,316           *
All current directors and executive officers as a
  group (10 persons)(12)............................  7,783,010        29.5

---------------

   * Less than 0.5%

 (1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Assumes the conversion of the Company's Series C Preferred Stock into the Company's Common Stock at the initial conversion price of $5.50 per share.

 (3) The business address of Sandler Capital Management is 767 Fifth Avenue, 45th Floor, New York, New York 10153. Sandler Capital Management has sole voting and investment power over 348,000 of such shares and shared voting and investment power over 4,492,564 of such shares.

 (4) The business address of Memorial Drive Trust is 125 Cambridge Park Drive, Cambridge, Massachusetts 02140. All shares listed in the above table as held by Memorial Drive Trust are held by MD Co. as nominee for Memorial Drive Trust, a trust holding assets of a qualified profit sharing plan for employees of Arthur D. Little, Inc., over which Mr. Berman may be deemed to share voting and investment power. See footnote (9).

 (5) The business address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. This information is based on the Schedule 13G filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on February 2, 1999.

 (6) The business address of Salomon Smith Barney Holdings, Inc. is 388 Greenwich Street, New York, New York 10013. Salomon Smith Barney Holdings, Inc. has shared voting and dispositive power over all 1,801,840 shares. Salomon Smith Barney Holdings, Inc. disclaims beneficial ownership of these securities. This information is based on the Schedule 13G filed by Salomon Smith Barney Holdings, Inc. with the Securities and Exchange Commission on February 12, 1999.

 (7) The business address of Goldman, Sachs & Co. is 85 Broad Street, New York, New York 10004. Goldman, Sachs & Co. has shared dispositive power over 1,573,400 shares and shared voting power over 1,067,000 shares. Goldman, Sachs & Co. disclaims beneficial ownership of the securities beneficially owned by (i) certain client accounts and (ii) certain investment entities, to the extent interests in such entities are held by persons other than Goldman, Sachs & Co. This information is based on Amendment No. 1 to
     Schedule 13G filed by Goldman, Sachs & Co. with the Securities and Exchange Commission on February 17, 1999.

 (8) The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. All of these securities are owned by advisory clients of Dimensional Fund Advisors Inc., none of which, to the knowledge of Dimensional Fund Advisors Inc., owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities. This information is based on the Schedule 13G filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on February 11, 1999.

 (9) Includes 1,947,990 shares held by Memorial Drive Trust, over which Mr. Berman may be deemed to share voting and investment power as Administrator and Chief Executive Officer of Memorial Drive Trust. Mr. Berman disclaims beneficial ownership of such shares held by Memorial Drive Trust.

(10) Includes 4,840,564 shares beneficially owned by Sandler Capital Management, over which Mr. Kornreich may be deemed to have voting and investment power as Managing Director, and 190,000 shares beneficially owned by two limited partnerships, over which Mr. Kornreich may be deemed to have voting and investment power as a general partner. Mr. Kornreich disclaims beneficial ownership of all such shares.

(11) Includes 1,051 shares owned by Palmer Service Corporation, over which Mr. Shane may be deemed to have voting and investment power as President and sole stockholder; 478 shares issuable upon conversion of $8,000 principal amount of the Company's 6 3/4% Convertible Subordinated Debentures due 2003 ("Arch Convertible Debentures") held by Palmer Service Corporation; and 1,254 shares issuable upon conversion of $21,000 principal amount of Arch Convertible Debentures held by Mr. Shane.

(12) Includes (i) 4,840,564 shares beneficially owned by Sandler Capital Management, and 190,000 shares beneficially owned by two limited partnerships of which Mr. Kornreich is a general partner, (ii) 1,947,990 shares held by Memorial Drive Trust, (iii) 1,051 shares held by Palmer Service Corporation, (iv) 478 shares issuable upon conversion of $8,000 principal amount of Arch Convertible Debentures held by Palmer Service Corporation, (v) 1,254 shares issuable upon conversion of $21,000 principal amount of Arch Convertible Debentures held by Mr. Shane and (vi) 168,037; 13,935; 33,814; 14,750; 14,750; 1,500; 3,750; 14,750; 35,000; 22,500 and
     322,786 shares issuable upon the exercise of outstanding stock options held by Messrs. Baker, Saynor, Kuzia, Berman, Hughes, Kornreich, Rayfield, Shane, Daniels, Pottle and all current directors and executive officers of the Company as a group, respectively, exercisable within 60 days after April 7, 1999.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock and Series C Preferred Stock (assuming the conversion of the Series C Preferred Stock into Common Stock), voting together as a single class, (as so calculated, the "Voting Stock") issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock and Series C Preferred Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Voting Stock voting on the matter is required for the election of directors (Proposal
1). The affirmative vote of the holders of a majority of the shares of Voting Stock present or represented by proxy and voting on the matter is required for the approval of the amendments to the Company's Non-Employee Directors' Stock Option Plan (Proposal 2) and the ratification of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999 (Proposal 3).

     Shares of Voting Stock which abstain from voting as to a particular matter, and shares of Voting Stock held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

PROPOSED ACQUISITION OF MOBILEMEDIA

     On August 18, 1998, the Company entered into an Agreement and Plan of Merger (as amended as of September 3, 1998, December 1, 1998 and February 8, 1999, the "MobileMedia Merger Agreement") providing for a merger (the "MobileMedia Merger") of MobileMedia with and into a subsidiary of the Company. The MobileMedia Merger is part of MobileMedia's Plan of Reorganization to emerge from Chapter 11 bankruptcy (as amended, the "Reorganization Plan"). The Company's stockholders approved the MobileMedia Merger on January 26, 1999. On February 5, 1999, the Federal Communications Commission (the "FCC") released an order approving the transfer of MobileMedia's FCC licenses to the Company in connection with the MobileMedia Merger, subject to approval and confirmation of the Reorganization Plan. The order granting the transfer became a final order, no longer subject to reconsideration or judicial review, on March 7, 1999. The U.S. Bankruptcy Court for the District of Delaware confirmed the Reorganization Plan on April 12, 1999. Consummation of the MobileMedia Merger is subject to performance by third parties of their contractual obligations, the availability of sufficient financing and other conditions. There can be no assurance that the MobileMedia Merger will be consummated.

     Pursuant to the MobileMedia Merger, the Company will: (i) issue shares of its Common Stock and warrants; (ii) pay $479.0 million in cash to certain creditors of MobileMedia; (iii) pay approximately $50.0 million of administrative, transactional and related costs; (iv) raise at least $217.0 million in cash through rights offerings of its Common Stock (the "Rights Offerings"); and (v) cause its wholly-owned subsidiary, Arch Communications, Inc. ("ACI") and ACI's principal operating subsidiary, Arch Paging Inc. ("API"), to borrow a total of approximately $312.0 million. After consummation of the transactions in connection with the MobileMedia Merger, which is expected to occur late in the second quarter of 1999, MobileMedia will become a wholly-owned subsidiary of API.

     Following the consummation of the MobileMedia Merger, the Company will be the second largest paging operator in the United States as measured by units in service and net revenues (total revenues less cost of products sold).

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. The term of each class of directors is three years and the terms of the three classes are staggered in such a manner that only one class is elected each year. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those whose terms are expiring. This year's nominees are to be elected to serve until the sooner of the 2002 annual meeting of stockholders or until their respective successors are elected and qualified.

     The persons named in the enclosed proxy will vote to elect as directors James S. Hughes and Allan L. Rayfield, the nominees named below, unless the proxy is marked otherwise. Messrs. Hughes and Rayfield are currently directors of the Company. Messrs. Hughes and Rayfield have indicated their willingness to serve if elected; however, if Messrs. Hughes and/or Rayfield should be unable to serve, the proxies may be voted for substitute nominees selected by the Board of Directors or for a reduction in the number of directors, as determined by the Board of Directors.

     Set forth below are the names of the current directors of the Company and the nominees for election at the Meeting, their ages, the year in which each first became a director of the Company, their principal occupations and employment during the past five years and the names of other public companies of which they are a director as of April 7, 1999. Also set forth below are the names of the other current executive officers of the Company, their ages and their principal occupations and employment during the past five years.

                                                                 POSITIONS WITH COMPANY,
                                                                PRINCIPAL OCCUPATIONS AND
            NAME AND PERIOD OF                                  EMPLOYMENT OVER PAST FIVE
          SERVICE AS A DIRECTOR              AGE                YEARS, AND DIRECTORSHIPS
          ---------------------              ---                -------------------------
                                 NOMINEES WHOSE TERMS EXPIRE IN 2002

James S. Hughes(1)........................    56   President and Chief Executive Officer of Norwich
Director since 1986                                Corporation, a real estate investment and service
                                                   firm, since 1987.

Allan L. Rayfield(2)......................    63   Consultant since 1995; from November 1993 until
Director since 1997                                December 1994, Chief Executive Officer of M/A Com
                                                   Inc., a microwave electrical manufacturing company;
                                                   from April 1991 until November 1993, Chief
                                                   Operating Officer of M/A Com Inc.; director of
                                                   Parker Hannifin Corporation and Acme Metals
                                                   Incorporated.

                                 DIRECTORS WHOSE TERMS EXPIRE IN 2001

C. Edward Baker, Jr.......................    48   Chief Executive Officer of the Company since 1988
Director since 1988                                and Chairman of the Board since May 1989; from 1988
                                                   until January 1998, President of the Company; from
                                                   1986 until 1988, President and Chief Executive
                                                   Officer of US West Paging.

R. Schorr Berman(1)(2)....................    50   President and Chief Executive Officer of MDT
Director since 1986                                Advisers, Inc., an investment adviser, since 1987;
                                                   director of Mercury Computer Corporation, Inc. as
                                                   well as a number of private companies.

John Kornreich............................    53   Managing Director of Sandler Capital Management
Director since 1998                                Co., Inc. since 1988.

                                                                 POSITIONS WITH COMPANY,
                                                                PRINCIPAL OCCUPATIONS AND
            NAME AND PERIOD OF                                  EMPLOYMENT OVER PAST FIVE
          SERVICE AS A DIRECTOR              AGE                YEARS, AND DIRECTORSHIPS
          ---------------------              ---                -------------------------
                                 DIRECTORS WHOSE TERMS EXPIRE IN 2000

John B. Saynor............................    58   Executive Vice President of the Company since 1990;
Director since 1986                                President and Chief Executive Officer of the
                                                   Company from 1986 to March 1988; Chairman of the
                                                   Board of the Company from 1986 until May 1989.

John A. Shane(1)(2).......................    66   President of Palmer Service Corporation since 1972;
Director since 1988                                General Partner of Palmer Partners L.P., a venture
                                                   capital firm, since 1981; Trustee of Nvest Funds
                                                   and director of the following public companies and
                                                   registered investment companies: Gensym
                                                   Corporation, Overland Data, Inc., and United Asset
                                                   Management Corporation.

     In connection with the MobileMedia Merger, designees of W.R. Huff Asset Management Co., L.L.C. and Whippoorwill Associates, Inc. are expected to be elected to the Board of Directors of the Company at the effective time of the MobileMedia Merger. The expected nominees are:

                                                                PRINCIPAL OCCUPATIONS AND
                                                                EMPLOYMENT OVER PAST FIVE
                   NAME                      AGE                YEARS, AND DIRECTORSHIPS
                   ----                      ---                -------------------------
Edwin M. Banks............................    36   Employed by W.R. Huff Asset Management Co., L.L.C.
                                                   since 1988 and currently serves as a portfolio
                                                   manager; from 1985 until 1988, employed by Merrill
                                                   Lynch & Company; director of Magellan Health
                                                   Services, Inc. (formerly Charter Medical
                                                   Corporation) and e.spire Communications, Inc.
                                                   (formerly American Communications Services, Inc.)

H. Sean Mathis............................    51   Chairman of the Board and Chief Executive Officer
                                                   of Allis Chalmers, Inc. since January 1996 and Vice
                                                   President of such company from 1989 until January
                                                   1996; from July 1996 to September 1997, Chairman of
                                                   the Board of Universal Gym Equipment Inc., a
                                                   privately owned company which filed for protection
                                                   under the Bankruptcy Code in July 1997; from 1991
                                                   to 1993, President of RCL Acquisition Corp., and
                                                   from 1993 to 1995, President and a director of RCL
                                                   Capital Corporation, which was merged into DISC
                                                   Graphics in November 1995; director of Allied
                                                   Digital Technologies and Thousand Trails, Inc.

                    OTHER EXECUTIVE OFFICERS OF THE COMPANY

                                                                 POSITIONS WITH COMPANY,
                                                                PRINCIPAL OCCUPATIONS AND
                                                                EMPLOYMENT OVER PAST FIVE
                   NAME                      AGE                YEARS, AND DIRECTORSHIPS
                   ----                      ---                -------------------------
Lyndon R. Daniels.........................    46   President and Chief Operating Officer of the
                                                   Company since January 1998; President and Chief
                                                   Executive Officer of Pacific Bell Mobile Services,
                                                   a subsidiary of SBC Communications Inc., from
                                                   November 1993 to January 1998; from May 1988 until
                                                   November 1993, Chief Financial Officer of Pactel
                                                   Corp., a mobile telephone company.

J. Roy Pottle.............................    40   Executive Vice President and Chief Financial
                                                   Officer of the Company since February 1998; Vice
                                                   President and Treasurer of Jones Intercable, Inc.,
                                                   a cable television operator, from October 1994 to
                                                   February 1998; Vice President and Relationship
                                                   Manager of the Bank of Nova Scotia, New York
                                                   Agency, from September 1989 to October 1994.

Paul H. Kuzia.............................    57   Executive Vice President, Technology and Regulatory
                                                   Affairs of the Company since September 1996; Vice
                                                   President, Engineering and Regulatory Affairs from
                                                   1988 to September 1996; prior to 1988, director of
                                                   operations at Message Center Inc.

---------------
(1) Member of the Audit Committee.

(2) Member of the Executive Compensation and Stock Option Committee.

     For information regarding beneficial ownership of the Company's Common Stock and Series C Preferred Stock by each current director, see "Security Ownership of Certain Beneficial Owners and Management".

BOARD AND COMMITTEE MEETINGS

     During the year ended December 31, 1998, the Board of Directors held sixteen meetings, including regular, special and telephonic meetings.

     In order to facilitate the various functions of the Board of Directors, the Board has created an Audit Committee and an Executive Compensation and Stock Option Committee (the "Compensation Committee"). There is no standing nominating committee of the Board.

     Messrs. Shane (Chairman), Berman and Hughes currently serve on the Audit Committee. The Audit Committee reviews the annual financial statements of the Company prior to their submission to the Board of Directors and consults with the Company's independent public accountants to review financial results, internal financial controls and procedures, audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of independent public accountants and approves services provided by independent public accountants prior to the provision of such services. The Audit Committee held two meetings during the year ended December 31, 1998. The Audit Committee has recommended that Arthur

Andersen LLP be selected as the independent public accountants for the Company for the year ending December 31, 1999. See "Proposal 3 -- Ratification of Selection of Independent Public Accountants".

     Messrs. Berman (Chairman), Rayfield and Shane currently serve on the Compensation Committee. The Compensation Committee recommends to the Board the compensation of executive officers, key managers and directors and administers the Company's stock plans. The Compensation Committee held ten meetings during the year ended December 31, 1998.

     In 1998, all directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which they serve.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Mr. Berman failed to file a Form 4 required by Section 16(a) of the Exchange Act on a timely basis to report the purchase of 16,100 shares of Common Stock on March 14, 1997. This transaction was disclosed on a Form 5 filed in February 1999. Except as described in the preceding sentence, the Company believes that during the year ended December 31, 1998 all officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

DIRECTOR COMPENSATION

  FEES AND EXPENSES

     The Company pays its non-employee ("outside") directors an annual fee of $5,000, an additional annual fee of $1,000 for serving as Chairs of Board Committees, $2,000 for each meeting of the Board of Directors attended and $750 for each Board Committee meeting attended. The Company also reimburses all directors for customary and reasonable expenses incurred in attending Board and Board Committee meetings.

     Under a deferred compensation plan for the Company's outside directors, each outside director has the right to make an election to defer his compensation as an outside director ("Director Compensation") and to receive the deferred amounts in cash on a specific calendar date or a date on which a certain event occurs, such as the date he ceases to be an outside director (the "Distribution Date"). All deferred compensation is credited, as of the date on which such compensation would have been paid, at the participant's election in either cash or shares of Common Stock of the Company based on the market price of such shares as of the date such compensation would have been paid. On the Distribution Date, any deferred compensation credited in shares of Common Stock is converted into cash by valuing each stock unit at the market price of a share of Common Stock on the Distribution Date. Mr. Rayfield is the only outside director who has elected to participate in this plan. Mr. Rayfield elected to defer all of his 1999 Director Compensation, of which 50% will be credited in cash and 50% will be credited in shares of Common Stock of the Company, until the date he ceases to be a director of the Company.

  OUTSIDE DIRECTORS' STOCK OPTION PLANS

     Non-Employee Directors' Stock Option Plan. Currently, a total of 80,200 shares of Common Stock may be issued upon the exercise of options granted under the Company's Non-Employee Directors' Stock Option Plan (the "Outside Directors' Option Plan"). Only directors of the Company who are not employees of the Company are eligible to receive options under the Outside Directors' Option Plan. Options granted under the

Outside Directors' Option Plan do not qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Outside Directors' Option Plan, outside directors receive annual grants (on the first business day following December 23 of each year) of options to purchase 3,000 shares of Common Stock. In addition, newly elected or appointed outside directors receive options to purchase 3,000 shares of Common Stock as of the date of their initial appointment or election. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

     Currently, each option under the Outside Directors' Option Plan becomes exercisable with respect to 25% of the shares subject to the option on the date of grant and an additional 25% of the shares subject to the option on each of the first three anniversaries of the date of grant. In general, an optionee may exercise his or her option, to the extent vested, only while he or she is a director of the Company and for 90 days after he or she ceases to be a director of the Company (one year if due to death or permanent and total disability). In addition, options expire immediately if a director is terminated for "cause". Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code).

     An optionee's options become fully exercisable and vested upon his or her death and all options become fully exercisable and vested in the event of a "change in control" of the Company (as defined in the Outside Directors' Option
Plan). Pursuant to the terms of the Outside Directors' Option Plan, all options outstanding on May 16, 1995, covering a total of 7,218 shares of Common Stock exercisable at $12.47 per share and none of which was held by the Company's current directors, became fully exercisable and vested as a result of the Company's purchase of approximately 37% of USA Mobile Communications Holdings, Inc.'s ("USA Mobile") then outstanding capital stock in the first step of the Company's acquisition of USA Mobile.

     Under the Outside Directors' Option Plan, Messrs. Berman, Hughes and Shane have each received (i) an option to purchase 3,000 shares of Common Stock at an exercise price of $27.56 per share upon the completion of the Company's acquisition of USA Mobile on September 7, 1995, (ii) an option to purchase 3,000 shares of Common Stock at an exercise price of $23.50 per share on December 26, 1995, (iii) an option to purchase 3,000 shares of Common Stock at an exercise price of $7.875 per share on December 24, 1996, (iv) an option to purchase 3,000 shares of Common Stock at an exercise price of $4.5625 per share on December 24, 1997 and (v) an option to purchase 3,000 shares of Common Stock at an exercise price of $1.4375 per share on December 24, 1998. Mr. Rayfield received, under the Outside Directors' Stock Option Plan, (i) an option to purchase 3,000 shares of Common Stock at an exercise price of $7.875 per share upon his election to the Board of Directors on July 28, 1997, (ii) an option to purchase 3,000 shares of Common Stock at an exercise price of $4.5625 per share on December 24, 1997 and (iii) an option to purchase 3,000 shares of Common Stock at an exercise price of $1.4375 per share on December 24, 1998. Mr. Kornreich received, under the Outside Directors' Stock Option Plan, (i) an option to purchase 3,000 shares of Common Stock at an exercise price of $4.125 upon his election to the Board of Directors on June 29, 1998 and (ii) an option to purchase 3,000 shares of Common Stock at an exercise price of $1.4375 per share on December 24, 1998. As of April 7, 1999, options to purchase an aggregate of 60,000 shares of Common Stock were outstanding and 7,218 options had been exercised under the Outside Directors' Option Plan. For information relating to proposed amendments to the Outside Directors' Option Plan, see "Proposal 2 -- Approval of Amendments to the Company's Non-Employee Directors' Stock Option Plan".

     1995 Outside Directors' Stock Option Plan. Under the Company's 1995 Outside Directors' Stock Option Plan (the "1995 Directors' Plan"), Messrs. Berman, Hughes and Shane each received an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on January 30, 1995 ($18.50 per share). Each option under the 1995 Directors' Plan becomes exercisable at the rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter. In the event of a "change in control" of the Company (as defined therein), all outstanding options will become fully exercisable and vested. In general, an optionee may exercise his option, to the extent vested, only while he is a director of the Company and for one year after he ceases to be a director of the Company. Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code). The 1995 Directors' Plan was terminated on September 7, 1995, but outstanding options continue to vest on the same terms as in effect prior thereto. As of April 7, 1999, options to purchase an aggregate of 15,000 shares of Common Stock were outstanding and no options had been exercised under the 1995 Directors' Plan.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other executive officers (the "Named Executive Officers") for the years ended December 31, 1996, 1997 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                         ANNUAL COMPENSATION             COMPENSATION
                                                 -----------------------------------   ----------------
                                                                                          OPTIONS TO
                                                                        OTHER ANNUAL   PURCHASE COMPANY
                NAME AND                          SALARY      BONUS     COMPENSATION     COMMON STOCK
     PRINCIPAL POSITION DURING 1998       YEAR      $         ($)(1)        ($)             (#)(2)
     ------------------------------       ----   --------    --------   ------------   ----------------
C. Edward Baker, Jr.....................  1998   $373,742(3) $135,000     $    600(4)      454,655(5)
  Chairman and Chief Executive Officer    1997    353,317     227,500          600(4)       49,636
                                          1996    329,050      36,833          600(4)      268,860(6)(7)

Lyndon R. Daniels.......................  1998    295,416          --      113,905(8)      140,000
  President and Chief Operating Officer
  (joined Arch in January 1998)

J. Roy Pottle...........................  1998    179,200          --       99,304(8)       90,000
  Executive Vice President and Chief
  Financial Officer (joined Arch in
  February 1998)

John B. Saynor..........................  1998    157,646      41,770          600(4)       51,739(9)
  Executive Vice President                1997    153,188      72,900          600(4)       15,905
                                          1996    146,867      15,300          600(4)       20,000(7)

Paul H. Kuzia...........................  1998    165,489      58,435          600(4)       88,848(10)
  Executive Vice                          1997    157,633      77,400          600(4)       16,887
  President/Technology and                1996    133,800      14,620          600(4)        8,000(7)
  Regulatory Affairs

---------------

(1) Represents bonus paid in such fiscal year with respect to prior year.

(2) No restricted stock awards or stock appreciation rights (SARs) were granted to any of the Named Executive Officers during the years ended December 31, 1996, 1997 or 1998.

(3) Includes automobile allowance of $3,742.

(4) Represents the Company's matching contributions paid under the Company's 401(k) plan.

(5) Includes options to purchase 409,688 shares granted as part of the January 16, 1998 option repricing program.

 (6) Includes options to purchase 106,860 shares replaced in connection with the October 23, 1996 option repricing program.

 (7) Option replaced in connection with the January 16, 1998 option repricing program.

 (8) Represents reimbursement for certain relocation costs and associated taxes.

 (9) Includes options to purchase 35,905 shares granted as part of the January 16, 1998 option repricing program.

(10) Includes options to purchase 69,687 shares granted as part of the January 16, 1998 option repricing program.

  EXECUTIVE RETENTION AGREEMENTS

     The Company is a party to Executive Retention Agreements (the "Agreements") for a total of fourteen executives (the "Executives"), including Messrs. Baker, Daniels, Pottle, Saynor and Kuzia.

     The purpose of the Agreements is to assure the continued employment and dedication of the Executives without distraction from the possibility of a Change in Control (as defined in the Agreements) of the Company. In the event of a Change in Control, and the termination of the Executive's employment at any time within the 12-month period thereafter by the Company (other than for cause, disability or death) or by the Executive for Good Reason (as defined in the Agreements), the Executive shall be eligible to receive (i) a cash severance payment equal to the Executive's base salary plus any other amounts earned through the date of termination (to the extent not previously paid), (ii) an additional lump sum cash payment equal to a specified multiple (the "Multiple") of the sum of (a) the Executive's annual base salary in effect at the time of the Change in Control and (b) the average bonus paid for the three calendar years immediately preceding the calendar year during which the Change in Control occurs, and (iii) any amounts or benefits required to be paid or provided to the Executive or which the Executive is eligible to receive following the Executive's termination under any plan, program, policy, practice, contract or agreement of the Company. In addition, until the earlier of (a) 12 months after termination or (b) the Executive becomes reemployed with another employer and is eligible to receive substantially equivalent benefits, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits similar to those previously maintained. The Multiple for Messrs. Baker, Daniels, Pottle, Saynor and Kuzia is three, and the Multiple for the other Executives is one or two. Good Reason is defined to include, among other things, a material reduction in employment responsibilities, compensation or benefits or, in the case of Mr. Baker, the failure to become the Chief Executive of any entity succeeding or controlling the Company.

  STOCK OPTION GRANTS

     The following table summarizes certain information regarding options to purchase shares of Common Stock granted to the Named Executive Officers during the year ended December 31, 1998. No SARs were granted during the year ended December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                           INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                         ------------------------------------------------------       ANNUAL RATES OF
                         NUMBER OF       PERCENT                                        STOCK PRICE
                         SECURITIES      OF TOTAL                                     APPRECIATION FOR
                         UNDERLYING      OPTIONS        EXERCISE                      OPTIONS TERM(3)
                          OPTIONS       GRANTED TO      OR BASE                    ----------------------
                          GRANTED      EMPLOYEES IN      PRICE       EXPIRATION       5%          10%
         NAME              (#)(1)      FISCAL YEAR    ($/SHARE)(2)      DATE         ($)          ($)
         ----            ----------    ------------   ------------   ----------    --------    ----------
C. Edward Baker, Jr....    44,967          2.31%        $4.5313       03/04/08     $128,143    $  324,739
                          409,688(4)      21.00          5.0625       01/16/08      553,600     2,110,041
Lyndon R. Daniels......   140,000          7.18          4.9375       01/02/08      434,723     1,101,674
J. Roy Pottle..........    90,000          4.61          3.5625       02/17/08      201,639       510,994
John B. Saynor.........    15,834          0.81          4.5313       03/04/08       45,122       114,349
                           35,905(4)       1.84          5.0625       01/16/08       48,517       184,924
Paul H. Kuzia..........    19,161          0.98          4.5313       03/04/08       54,603       138,375
                           69,687(4)       3.57          5.0625       01/16/08       94,166       358,913

---------------

(1) Options generally become exercisable at a rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter. For information on acceleration of certain stock options, see "Acceleration of Certain Stock Options".

(2) The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the Common Stock. The Named Executive Officers will realize no gain upon the exercise of these options without an increase in the price of the Common Stock, which increase will benefit all stockholders of the Company proportionately.

(4) Option granted as part of the January 16, 1998 option repricing program.

  OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information regarding the exercise of options to purchase shares of Common Stock during the year ended December 31, 1998 and such options held as of December 31, 1998 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                              VALUE OF
                                                                                             UNEXERCISED
                                                                        NUMBER OF           IN-THE-MONEY
                                                                  SECURITIES UNDERLYING      OPTIONS AT
                                                                   UNEXERCISED OPTIONS      FISCAL YEAR-
                                          SHARES                    AT FISCAL YEAR-END           END
                                        ACQUIRED ON    VALUE          (EXERCISABLE/         (EXERCISABLE/
                                         EXERCISE     REALIZED        UNEXERCISABLE)       UNEXERCISABLE)
                 NAME                       (#)        ($)(1)              (#)                 ($)(2)
                 ----                   -----------   --------    ----------------------   ---------------
C. Edward Baker, Jr...................    94,032      $270,342     113,722      340,933       --       --
Lyndon R. Daniels.....................        --            --          --      140,000       --       --
J. Roy Pottle.........................        --            --          --       90,000       --       --
John B. Saynor........................        --            --       5,000       46,739       --       --
Paul H. Kuzia.........................        --            --      19,920       68,928       --       --

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock on December 31, 1998 ($1.4375 per share) less the option exercise price.

  ACCELERATION OF CERTAIN STOCK OPTIONS

     The Company's 1989 Stock Option Plan, as amended (the "1989 Option Plan"), provides that all options granted thereunder become fully exercisable and vested upon the occurrence of any of the following events: (i) the acquisition by any person of 20% or more of the Company's Common Stock if, within 24 months thereafter, a majority of the persons elected to the Company's Board of Directors is not approved by vote of two-thirds of the directors in office at the time of the acquisition; (ii) a merger, consolidation or sale of all or substantially all of the Company's assets; or (iii) the adoption of a proposal to liquidate or dissolve the Company. As a result of the completion of the Company's acquisition of USA Mobile, all options outstanding as of September 7, 1995 under the 1989 Option Plan, covering a total of 156,259 shares of Common Stock, became fully exercisable and vested, including options to purchase 39,889 and 4,480 shares of Common Stock, respectively, then held by Messrs. Baker and Kuzia.

     The Company's Stock Option Plan which was adopted in 1994 and amended and restated on January 26, 1995 (the "1994 Option Plan") provides that all options granted thereunder become fully exercisable and vested in the event of a "change in control" of the Company (as defined therein). Pursuant to the terms of the 1994 Option Plan, all options outstanding on May 16, 1995, covering a total of 563,806 shares of Common Stock, became fully exercisable and vested as a result of the Company's purchase of approximately 37% of USA Mobile's then outstanding capital stock in the first step of the Company's acquisition of USA Mobile.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are R. Schorr Berman, Allan L. Rayfield and John A. Shane. Messrs. Berman, Shane and Rayfield served on the Compensation Committee throughout 1998.

     C. Edward Baker, Jr., the Chairman and Chief Executive Officer of the Company, makes recommendations and participates in discussions regarding executive compensation, but he does not participate directly in discussions regarding his own compensation. No current executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers has served as a director of the Company or as a member of the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  OVERVIEW

     The Compensation Committee recommends to the Board of Directors the compensation of executive officers, key managers and directors and administers the Company's stock plans. The Company's executive compensation program is intended to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns. Compensation consists of a mixture of base salary, performance bonuses and stock-based incentives. The Compensation Committee believes it is important to have bonuses constitute a portion of each person's compensation package in order to tie an individual's compensation level to individual and corporate performance, and believes it is important to have stock incentives constitute a portion of each person's compensation package in order to help align the interests of executives and stockholders.

     In determining levels of compensation, the Compensation Committee considers a number of factors such as: (i) competitive positioning, including compensation of executives and managers at comparable companies; (ii) present compensation levels; (iii) individual performance, including expected future contributions to the Company; and (iv) the Company's need to attract, retain and reward key management personnel. The Compensation Committee, in determining Mr. Baker's compensation, reviewed compensation for chief executives of publicly-held companies of similar size, particularly those in paging and similar businesses, Mr. Baker's individual performance against quantitative and qualitative goals and the performance of the Company.

  BASE SALARY

     The base salary of each executive officer and key manager is reviewed annually. In setting base salaries, the Compensation Committee considers the factors described above. During the year ended December 31, 1998, the Compensation Committee fixed Mr. Baker's annual base salary at $370,000.

  PERFORMANCE BONUSES

     The payment of bonuses to executive officers and key managers is directly related to their achievement of corporate and individual performance goals and the Company's performance in relation to an industry peer group. The amount of the bonus paid, if any, varies among the executive officers and managers depending on their success in achieving individual performance goals, their contribution to the achievement of corporate performance goals and the Company's performance compared to its peers.

     At the beginning of each year, Mr. Baker proposes base salary and bonus parameters for the year to the Compensation Committee for consideration and approval. This proposal incorporates corporate-wide goals as well as goals jointly established by Mr. Baker and each of the bonus plan participants for their individual areas of responsibility. For the year ended December 31, 1998, the Compensation Committee and the Board of Directors approved a target bonus equal to approximately 30% of the base salaries of all eligible bonus participants, which included all executive officers and other key managers. Depending upon each person's performance during the year, actual bonuses may range from 0% to 40% of base salaries, and depending on the Company's performance in relation to an industry peer group, actual bonuses may further range up to a maximum of 70% of base salaries. The individual and corporate goals included in the budget generally represent objective measures of performance. These goals include quantifiable financial objectives, such as the achievement of revenue or operating cash flow targets, and milestones in asset management, marketing and other areas. The Company's performance in relation to industry peers is based on quantifiable financial measures and stock price information.

     Throughout the year, Mr. Baker meets with certain executive officers to review his or her progress in achieving these goals. These executive officers then meet with other executive officers and key managers. After the end of the year, Mr. Baker performs a final performance review with the Compensation Committee and presents proposed bonus award levels to the Compensation Committee for consideration and approval. The Compensation Committee has approved Mr. Baker's proposals in respect of bonuses for the year ended December 31, 1998. In recognition of the achievement of corporate and his individual goals, the Compensation Committee awarded Mr. Baker a bonus of $185,000 in March 1999.

  EQUITY-BASED COMPENSATION

     Grants of options under the Company's stock option plans are intended to relate executive compensation to corporate performance and to help align long-term interests of the Company's executive officers, key managers and stockholders. The Compensation Committee considers options to be an important method of providing an incentive for executive officers and key managers to remain with, and to continue to make significant contributions to, the Company. Therefore, in granting options the Compensation Committee considers the number and value of options held by each executive officer or key manager which will vest in future periods, in addition to the other factors described above. The Compensation Committee also seeks to maintain equitable relationships among executive officers and key managers who have similar levels of responsibility.

     During the year ended December 31, 1998, options were granted to Mr. Baker and the other Named Executive Officers. The exercise price of all options granted to executive officers during the year ended December 31, 1998 was equal to the fair market value of the Company's Common Stock on the date of grant. See "Executive Compensation--Stock Option Grants".

  EXECUTIVE RETENTION AGREEMENTS

     The Company is a party to Executive Retention Agreements with a total of fourteen executives, including Messrs. Baker, Daniels, Pottle, Saynor and Kuzia. The purpose of these Agreements is to assure the continued employment and dedication of the Executives without distraction from the possibility of a Change in Control (as defined in the Agreements) of the Company. See "Executive Compensation--Executive Retention Agreements".

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying "performance-based" compensation is not subject to the deduction limit if certain requirements are met. The Company intends to structure the stock options granted to its executive officers under the Company's 1989 Option Plan and 1997 Stock Option Plan in a manner that complies with Section 162(m) of the Code so as to mitigate any disallowance of deductions.

     The 1994 Option Plan (which was adopted by USA Mobile prior to its acquisition by the Company) does not contain the necessary limitations to comply with the performance-based requirements of Section 162(m). The Company does not currently intend to qualify any compensation granted under the 1994 Option Plan as performance-based compensation. However, the Compensation Committee will continue to monitor the impact of Section 162(m) on the Company to determine whether such plan should be amended to conform to Section 162(m).

                                            THE EXECUTIVE COMPENSATION AND
                                            STOCK OPTION COMMITTEE

                                            R. Schorr Berman, Chairman
                                            Allan L. Rayfield
                                            John A. Shane

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and three other entities have co-founded an offshore corporation to pursue wireless messaging opportunities in Latin America. The Company and Mr. Hughes each contributed $250,000 to this offshore corporation and each currently owns approximately 12% of its equity. The Company's Board of Directors has approved an additional investment of $200,000 by the Company, subject to certain conditions, and Mr. Hughes has indicated he intends to invest an additional $50,000.

     Between August 6, 1998 and October 28, 1998, the Company's Board of Directors approved three full recourse, unsecured demand loans totaling $279,500 from the Company to C. Edward Baker, Jr., Chief Executive Officer and Chairman of the Board of the Company. The loans bear interest at approximately 5% annually. As of April 7, 1999, $279,500 was outstanding.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 1993 through the year ended December 31, 1998 with the cumulative total return on (i) the Nasdaq Stock Market -- U.S. Index; (ii) a peer group index (the "New Peer Group Index") comprised of Metrocall, Inc., SkyTel Communications, Inc., Paging Network, Inc., Pagemart Wireless, Inc. and Preferred Networks, Inc. (the "New Peer Group"); and
(iii) a peer group index (the "Old Peer Group Index") comprised of Metrocall, Inc., SkyTel Communications, Inc. and Paging Network, Inc. (the "Old Peer Group"). Beginning this year, the Company has selected the New Peer Group because it believes the New Peer Group is broader and more representative of the paging industry than the Old Peer Group. The comparison below assumes the investment of $100 on December 31, 1993 in the Company's Common Stock and in the Nasdaq Stock Market -- U.S. Index and the investment of $100 on December 31, 1993 in the New Peer Group Index and Old Peer Group Index and, in each case, assumes reinvestment of all dividends. Measurement points are on December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997
and December 31, 1998.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG ARCH COMMUNICATIONS GROUP, INC., THE NASDAQ STOCK MARKET (U.S.)
                 INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP



                              [PERFORMANCE CHART]





                                                            CUMULATIVE TOTAL RETURN
                                        ---------------------------------------------------------------
                                        12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                        --------   --------   --------   --------   --------   --------
Arch Communications Group, Inc.         $100.00    $128.00    $175.00    $ 68.00    $ 37.00    $ 10.00
New Peer Group                          $100.00    $100.00    $131.00    $ 70.00    $ 77.00    $ 56.00
Old Peer Group                          $100.00    $100.00    $131.00    $ 70.00    $ 79.00    $ 59.00
Nasdaq Stock Market (U.S.)              $100.00    $ 98.00    $138.00    $170.00    $209.00    $293.00

---------------
* $100 INVESTED ON 12/31/93 IN STOCK OR INDEX,
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                  PROPOSAL 2 -- APPROVAL OF AMENDMENTS TO THE
              COMPANY'S NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Board of Directors believes that the future growth and success of the Company depends, in large part, on its ability to attract and retain qualified non-employee directors ("Outside Directors") and that stock option grants under the Company's Outside Directors' Option Plan have provided and will continue to provide Outside Directors with an important incentive to continue as directors of the Company. Accordingly, the Board of Directors has adopted, subject to stockholder approval, two amendments to the Company's Outside Directors' Option Plan (i) increasing the number of shares of Common Stock available for issuance under such Plan from 80,200 to 140,200 and (ii) providing that all options granted under such plan after May 18, 1999 shall become fully exercisable on the date of grant. The Board of Directors of the Company believes that the amendments to the Outside Directors' Option Plan are in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR this proposal.

     This proposed change in the vesting schedule is in response to a proposed change in the accounting treatment of options granted to directors which would impact charges to earnings of the Company. Previously, Outside Directors were treated as employees for the purpose of determining the charge to earnings recorded upon the grant of options to Outside Directors. The Financial Accounting Standards Board has announced that Outside Directors will no longer be treated as employees for this purpose. Accordingly, under Statement of Financial Accounting Standards 123, the Company must value all Outside Director options and record a charge to earnings at their fair value. In order to minimize the charge relating to these options grants, the Board of Directors of the Company has approved an amendment modifying the vesting terms of the options granted pursuant to the Outside Directors' Option Plan. If the Company does not change the vesting terms of these options to provide that they shall be fully exercisable on the date of grant, then due to the volatility of the Company's stock price, the Company will be subject to an undeterminable and variable charge in the Company's statement of operations relating to these options as they vest.

     The following is a summary of the Outside Directors' Option Plan.

SUMMARY OF THE PLAN

     The Outside Directors' Option Plan currently authorizes the issuance of up to an aggregate of 80,200 shares of Common Stock to Outside Directors. If this proposal is approved, the number of available shares will be increased to 140,200. The Outside Directors' Option Plan is administered by the Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the Outside Directors' Option Plan.

     Under the Outside Directors' Option Plan, Outside Directors receive annual grants (on the first business day following December 23 of each year) of options to purchase 3,000 shares of Common Stock. In addition, newly elected or appointed Outside Directors receive options to purchase 3,000 shares of Common Stock as of the date of their initial appointment or election. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Fair market value, under the Outside Directors' Option Plan, is the average of the high and low sales prices per share of Common Stock on the date of grant as reported in the Wall Street Journal, or, if there was no trading on such date, the next preceding date on which there was trading. Each option currently becomes exercisable as to 25% of the shares on the date of grant and as to an additional 25% on each of the first three anniversaries of the date of grant. In general, an optionee may exercise his or her option, to the extent vested, only while he or she is a director of the Company and for 90 days after he or she ceases to be a director of the Company (one year if due to death or permanent and total disability). In addition, options expire immediately if a director is terminated for "cause". Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code).

     If this proposal is approved, each option granted after May 18, 1999 under the Outside Directors' Option Plan will become exercisable with respect to 100% of the shares on the date of grant, subject to the Company's repurchase option which would allow the Company to repurchase, at its option, up to 75% of the total number of shares subject to such option on the date of grant less 25% on each of the first three anniversaries of the date of grant. All other provisions of the plan would remain the same.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Outside Directors' Option Plan and with respect to the sale of Common Stock acquired under the Outside Directors' Option Plan.

  TAX CONSEQUENCES TO PARTICIPANTS

     A participant will not recognize taxable income upon the grant of an option under the Outside Directors' Option Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

     A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

  TAX CONSEQUENCES TO THE COMPANY

     The grant of an option under the Outside Directors' Option Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Outside Directors' Option Plan upon the exercise of any option.

                   PROPOSAL 3 -- RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. The Board of Directors recommends that the stockholders vote FOR ratification of that appointment. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants, the Board of Directors will reconsider the matter. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, no later than December 17, 1999 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

     In addition, the Company's by-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing and delivered or mailed to the Secretary of the Company at the principal offices of the Company, and received not less than 80 days prior to the annual meeting of stockholders; provided, however, that if less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, such nomination may be mailed or delivered to the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. The 2000 Annual Meeting of Stockholders is currently expected to be held on May 16, 2000. Assuming that this date does not change, in order to comply with the time periods set forth in the Company's By-laws, appropriate notice would need to be provided to the Secretary no later than February 25, 2000.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitation by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. Corporate Investor Communications, Inc. has been hired by the Company to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise. For these services the Company will pay a fee of approximately $4,500 plus expenses. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE SECRETARY OF THE COMPANY.

                                            By Order of the Board of Directors,

                                            GARRY B. WATZKE, Secretary

April 16, 1999
Westborough, Massachusetts


1. Election of two        FOR the nominees [ ]        WITHHOLD AUTHORITY to vote for [ ]      *EXCEPTIONS [ ]
   Directors              listed below                all nominees listed below.

Nominees: James S. Hughes, Allan L. Rayfield

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________________________________________

2. To approve amendments to the Company's Non-Employee     3. To ratify the selection by the Board of Directors
   Directors' Stock Option Plan (a) increasing the            of Arthur Andersen LLP as the independent public
   number of shares of Common Stock issuable under such       accountants for the Company for the fiscal year
   plan from 80,200 to 140,200 and (b) providing that         ending December 31, 1999.
   all options granted under such plan after May 18,
   1999 shall become fully exercisable on the date            FOR  [ ]       AGAINST  [ ]         ABSTAIN  [ ]
   of grant.

   FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

                                                                                  Change of Address and/   [ ]
                                                                                  or Comments Mark Here

                                                                 The signature on this Proxy should correspond
                                                                 exactly with stockholder's name as printed to
                                                                 the left. In the case of joint tenancies, co-
                                                                 executors or co-trustees, both should sign.
                                                                 Persons signing as Attorney, Executor,
                                                                 Administrator, Trustee or Guardian should give
                                                                 their full title.

                                                                 Dated: ________________________________, 1999

                                                                 ____________________________________________
                                                                    Please print name of Stockholder here

                                                                 ____________________________________________
                                                                              Please sign here

                                                                 VOTES MUST BE INDICATED
                                                                 (X) IN BLACK OR BLUE INK.  [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
             POSTAGE PREPAID ENVELOPE.)




                        ARCH COMMUNICATIONS GROUP, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                   P R O X Y

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. Edward Baker, Jr., Gerald J. Cimmino, Garry B. Watzke and David A. Westenberg, and each of them, the proxies of the undersigned with power of substitution to each of them, to vote all shares of Arch Communications Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 18, 1999, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

(Continued and to be dated and signed on the reverse side.)


                                              ARCH COMMUNICATIONS GROUP, INC.
                                              P.O. BOX 11171
                                              NEW YORK, N.Y. 10203-0171